                                                                    Exhibit 99.1

                  DUQUESNE LIGHT COMPANY UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION


The unaudited pro forma financial information presented on the following pages is derived from the historical financial statements of Duquesne Light Company. The unaudited pro forma condensed consolidated balance sheet information as of December 31, 1999 gives pro forma effect to the generation asset divestiture described in Item 2 as if such transaction had been consummated on December 31, 1999. The unaudited pro forma condensed consolidated statement of income gives pro forma effect to the generation asset divestiture described in Item 2 as if the transaction had been consummated on January 1, 1999.

The pro forma adjustments do not reflect any operating efficiencies or cost savings that may be achievable with respect to the divested assets. The pro forma adjustments do not include any adjustments to historical revenues and expenses for any future price changes or any adjustments to operating expenses for any future operation changes except for those items that are directly related to the operation of the generation facilities.

The unaudited pro forma financial information is not necessarily indicative of the financial position or operating results that would have occurred had the generation assets divestiture been consummated on the dates for which such transaction is being given effect. The pro forma adjustments reflecting the generation asset divestiture are based upon the assumptions set forth in the notes to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial information presented on the following pages should be read in conjunction with the audited historical financial statements (including the notes thereto) of Duquesne Light Company, which are contained in its Annual Report on Form 10-K.

Duquesne Light Company
Pro Forma Condensed Consolidated Balance Sheet
December 31, 1999
Amounts in Thousands


----------------------------------------------------------------------------------------------------------------
                                                                                Pro Forma
UNAUDITED                                                   As Reported        Adjustments        As Adjusted
----------------------------------------------------------------------------------------------------------------
ASSETS
----------------------------------------------------------------------------------------------------------------
Property, plant and equipment - net                        $ 1,458,517       $   (189,000)e       $ 1,269,517
----------------------------------------------------------------------------------------------------------------
Long-term investments                                           80,891                  -              80,891
----------------------------------------------------------------------------------------------------------------
Current assets:
Cash and temporary investments                                  16,068                 (0)             16,068
Receivables - net                                              131,647                  -             131,647
Other current assets                                           111,134            (33,057)             78,077
----------------------------------------------------------------------------------------------------------------
     Current assets                                            258,849            (33,057)            225,792
----------------------------------------------------------------------------------------------------------------
Other Non-Current Assets:
Transition costs                                             2,008,171         (1,300,559)e           707,612
Regulatory assets                                              224,002                  -             224,002
Divestiture costs                                              218,653           (218,653)e                 -
Other                                                           32,329                  -              32,329
----------------------------------------------------------------------------------------------------------------
     Non-current assets                                      2,483,155         (1,519,212)            963,943
----------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                               $ 4,281,412       $ (1,741,269)        $ 2,540,143
================================================================================================================


CAPITALIZATION and LIABILITIES

Capitalization:
Common stock                                               $         -       $          -         $         -
Capital surplus                                                746,051           (665,797)d            80,254
Retained earnings                                               39,931            (43,586)             (3,655)
Accumulated other comprehensive income                          12,692                  -              12,692
----------------------------------------------------------------------------------------------------------------
     Total common stockholders' equity                         798,674           (709,383)             89,291
----------------------------------------------------------------------------------------------------------------
Preferred and preference stock                                 229,512                  -             229,512
----------------------------------------------------------------------------------------------------------------
Long-term debt                                               1,410,754           (350,162)c         1,060,592
----------------------------------------------------------------------------------------------------------------
     Total capitalization                                    2,438,940         (1,059,545)          1,379,395
----------------------------------------------------------------------------------------------------------------
Current liabilities:
Notes payable and current maturities                           536,353           (435,668)c           100,685
Other current liabilities                                      225,333                  -             225,333
----------------------------------------------------------------------------------------------------------------
     Current liabilities                                       761,686           (435,668)            326,018
----------------------------------------------------------------------------------------------------------------
Non-current liabilities:
Deferred income taxes                                          760,677           (246,056)            514,621
Deferred income                                                 93,246                  -              93,246
Other non-current liabilities                                  226,863                  -             226,863
----------------------------------------------------------------------------------------------------------------
     Non-current liabilities                                 1,080,786           (246,056)            834,730
----------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES and CAPITALIZATION                       $ 4,281,412       $ (1,741,269)        $ 2,540,143
================================================================================================================

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                                                                    Exhibit 99.1

Duquesne Light Company
Pro Forma Condensed Consolidated Statement of Income
Year ended December 31, 1999
Amounts in thousands, except per share amounts


-------------------------------------------------------------------------------------------------------------------------------
                                                                                             Pro Forma
UNAUDITED                                                               As Reported         Adjustments           As Adjusted
-------------------------------------------------------------------------------------------------------------------------------
Operating Revenues:
Customer revenues                                                      $ 1,022,425           $       - a         $ 1,022,425
Utilities                                                                   76,303           $       -                76,303
Other                                                                       60,072                   -                60,072
-------------------------------------------------------------------------------------------------------------------------------
     Total Operating Revenues                                            1,158,800                   -             1,158,800
-------------------------------------------------------------------------------------------------------------------------------

Operating Expenses:
Fuel and purchased power                                                   225,182             196,956 a             422,138
Other operating                                                            253,252             (68,117)a             185,135
Maintenance                                                                 75,400             (48,133)a              27,267
Depreciation and amortization                                              172,424              84,559 b             256,983
Taxes other than income taxes                                               84,532             (45,670)a              38,862
Income taxes                                                                88,246             (30,920)f              57,326
-------------------------------------------------------------------------------------------------------------------------------
     Total Operating Expenses                                              899,036              88,675               987,711
-------------------------------------------------------------------------------------------------------------------------------

Operating Income                                                           259,764             (88,675)              171,089

Other Income and (Deductions)                                               22,490                   0                22,490

Income Before Interest and Other Charges                                   282,254             (88,675)              193,579

Interest Charges                                                          (118,672)             45,089 c             (73,583)

Monthly Income Preferred Securities Dividend Requirements                  (12,562)                  -               (12,562)
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Net Income                                                                 151,020             (43,586)              107,434
-------------------------------------------------------------------------------------------------------------------------------
Dividends on Preferred and Preference Stock                                  3,998                   -                 3,998
-------------------------------------------------------------------------------------------------------------------------------
Earnings Available for Common Stock                                    $   147,022           $ (43,586)          $   103,436
===============================================================================================================================

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                                                                    Exhibit 99.1

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

(a) In conjunction with the generation station auction, Orion will supply energy to Duquesne Light to cover the Provider of Last Resort (POLR) obligation for customers who do not switch to another energy supplier. No change would result to operating revenues as the amount of POLR revenues are unaffected. Operating expenses related to coal and nuclear generation (fuel, operating and maintenance costs, and property taxes) have been eliminated. In addition, purchased power and gross receipt taxes have been adjusted to reflect the impact of the provider of last resort agreement with Orion. Under this agreement, the cost of the purchased power will be equal to the operating revenue received from customers who do not switch to another energy supplier.
(b) Since Duquesne Light would have recovered approximately $1.1 billion of transition costs (net of deferred taxes) at the beginning of 1999 through the generation auction, the permitted return on the unrecovered balance of transition costs would have been substantially reduced. This reduced return is reflected as additional amortization expense. The increase in amortization expense is offset by a reduction in depreciation expense related to the generation facilities of $21,793.
(c) Adjustment represents the impact of the elimination of the interest component on the Beaver Valley Unit 2 lease of $35,245 and the incremental debt and interest expense of $9,844 incurred from the issuance of commercial paper and other debt in anticipation of receiving generation auction proceeds.
(d)  Adjustment represents special dividend to DQE.
(e) Adjustment represents the write-off of the net book value of the generation plant assets, materials and supplies inventory, the recovery on December 31, 1999 of the transition assets (including the related deferred income taxes) and the recovery of the previously deferred divestiture expenses.
(f) Adjustment represents the net income tax impact of all of the pro forma adjustments utilizing Duquesne Light's effective tax rate.